SECURITIES PURCHASE

AGREEMENT

October 28, 2006

among

BROADCAST INTERNATIONAL, INC.

and

Leon Frenkel

SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 28, 2006, by and among Broadcast International, Inc., a Utah corporation (the "Company”), and Leon Frenkel (“Purchaser”), for the purchase by the Purchaser of the Company’s 5% Convertible Note Due 2009 (the “Note”), and warrants to purchase shares of the Company’s Common Stock, par value $0.05 per share (the “Common Stock”).

    The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Notes and Warrants

      Section 1.1   Purchase and Sale of Note and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and  Purchaser shall, purchase from the Company (i) a Note in substantially the form attached hereto as Exhibit A, and (ii) warrants to purchase shares of Common Stock, in substantially the form attached hereto as Exhibits B-1, B-2, B-3 and B-4 (the "Warrants"), for an aggregate purchase price to the Company from Purchaser of $1,000,000 (the "Purchase Price"). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated there under (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

      Section 1.2   Purchase  Price and Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Note and Warrants. The closing of the purchase and sale of the Notes and Warrants to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of Purchaser (the "Closing") at 3:00 p.m., Eastern Time (i) on or before October 31, 2006, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the  "Closing Date"). The entire Purchase Price shall be paid by the Purchaser by satisfaction and cancellation of the Agreement to Invest attached hereto as Exhibit C.

      Section 1.3   Warrants.  At the Closing, the Company shall issue to Purchaser the Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants to purchase shares of Common Stock. The Series A Warrants, the Series B Warrants the Series C Warrants and the Series D Warrants are collectively referred to herein as the "Warrants". The Series A Warrants shall be exercisable for five (5) years from the date of issuance or one year following the date of an effective Registration Statement, whichever sooner occurs, have an initial exercise price equal to $1.60. The Series B Warrants shall be exercisable for five (5) years from the date of issuance or one year following the date of an effective Registration Statement, whichever sooner occurs, and shall have an initial exercise price equal to $1.75.  The Series C Warrants shall be exercisable for five (5) years from the date of issuance or eighteen months following the date of an effective Registration Statement.  The Series D Warrants shall be exercisable for five (5) years from the date of issuance or 2 years following the date of an effective Registration statement, whichever sooner occurs, and shall have an exercise price of $3.00.

      Section 1.4   Conversion Shares and Warrant Shares.  The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the conversion of the Note and the exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Note (and such shares when issued) are herein referred to as the "Conversion Shares".   Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares”. The Notes, the Warrants, the Conversion Shares, the Warrant Shares and the PIK Interest Shares (as defined in the Notes) are sometimes collectively referred to herein as the "Securities".

ARTICLE II

Representations and Warranties

      Section 2.1   Representations and Warranties of the Company. In order to induce the Purchaser to enter into this Agreement and to purchase the Note and the Warrants the Company hereby makes the following representations and warranties to the Purchaser:

      (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as disclosed in the Commission Documents (as defined in Section 2.1(f)) or as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its material obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

      b)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Notes, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the "Transaction Documents"), and to issue and sell the Note and the Warrants in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth in Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing.  Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservator ship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of October 28, 2006 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, except as disclosed in the Commission Documents or as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, disclosed in Commission Documents, or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (a "Person") with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

      (d) Issuance of Securities. The Note and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holder shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the PIK Interest Shares are issued and paid for in accordance with the terms of the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

      (e)   No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (ii), (iii) or (iv) (with respect to federal and state securities laws) or clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations, which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission") prior to or subsequent to the Closing, or state securities administrators prior to or subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

      (f)  Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has delivered or made available (through the SEC EDGAR website) to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 2000.  The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.  At the time of its filing, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated there under and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated there under and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, the Form 10-KSB did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

       (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any Person of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

      (h) No Material Adverse Change. Since December 31, 2005, the Company has not experienced or suffered any Material Adverse Effect, except for operating losses incurred in the ordinary course of business.

      (i)   No Undisclosed Liabilities.  Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-KSB or incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since December 31, 2005, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

      (j) No Undisclosed Events or Circumstances. Since December 31, 2005, except as disclosed on Schedule 2.1(j) hereto or in the Commission Documents, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

      (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) any indebtedness for borrowed money in excess of $100,000, (B) any obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) in excess of $100,000, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) any obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) any indebtedness in excess of $100,000 created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease with a present value in excess of $100,000, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 2.1(k), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

Title to Assets.  Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except as disclosed in the Commission Documents, for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not have a Material Adverse Effect.  All leases to real and personal property of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

      (m). Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

      (n) Compliance with Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (o) Taxes.  Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable.  Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

      (p) Certain Fees.  Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

      (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

      (r) Intellectual Property.  Except as set forth on Schedule 2.1(r), the Company and each of the Subsidiaries owns or possesses all the Proprietary Rights owned by it and have no knowledge that such rights are in conflict with the rights of others. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others.  From December 31, 2005 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others. "Proprietary Rights" shall mean patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing.

      (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws, the absence of which would have a Material Adverse Effect.  "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.  "Environmental Liabilities" means all liabilities of a Person (whether such liabilities are owed by such Person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

      (t)   Books and Records; Internal Accounting Controls. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      (u) Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to the Commission Documents, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock, except as set forth on Schedule 2.1(u) hereto.

      (v) Transactions with Affiliates. Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any Person owning 5% or more of the capital stock of the Company or any Subsidiary or any member of the immediate family of such Person, officer, employee, consultant, director or 5% or greater stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

      (w) Securities Act of 1933.  The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

      (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Note and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

      (y)   Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees.  Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary, which contract or agreement is required to be disclosed in the Commission Documents but which is not so disclosed. Since December 31, 2005, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

      (z) Absence of Certain Developments.  Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since December 31, 2005, neither the Company nor any Subsidiary has:

            (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto other than under the Company's stock option plans;

            (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

            (iii)   discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

            (iv)   declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

            (v)   sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

            (vi)   sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except in the ordinary course of business or to the Purchasers or their representatives;

            (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

            (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

            (ix) made capital expenditures or commitments therefore that aggregate in excess of $25,000;

            (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

            (xi) made charitable contributions or pledges in excess of $25,000;

            (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

            (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

            (xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

            (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa)  Use of Proceeds. The proceeds from the sale of the Note and the Warrants will be used by the Company solely for working capital purposes, and shall not be used (i) to repay any outstanding Indebtedness or any loans to any officer, director, affiliate or insider of the Company; provided, however, that the Company may repay the Indebtedness listed on Schedule 2.1(k) attached hereto, but only as and when such Indebtedness becomes due per the terms of such Indebtedness as in effect on the date of this Agreement, or (ii) for dividends or other distributions on any class of its capital stock or to repurchase any capital stock (or any options, rights, warrants or securities exchangeable or convertible into its capital stock).

 (bb)   Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.  The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

 (cc)   ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries, which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Note and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that, if any Purchaser, or any Person that owns a beneficial interest in any Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

      (dd)   Delisting Notification. The Company has not received a delisting notification from the OTC Bulletin Board that has not been rescinded, and, to its knowledge, there are no existing facts or circumstances that could give rise to the delisting of the Common Stock from the OTC Bulletin Board.

      (ee)   Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective for the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission there under that are effective for the Company as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

      Section 2.2   Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

      (a) Organization and Standing of the Purchaser.  The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

      (b) Authorization and Power.   The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Note and the Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser. The other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservator ship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) Acquisition for Investment. The Purchaser is purchasing the Note and acquiring the Warrants solely for its own account and not with a view to or for sale in connection with the distribution thereof. The Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person; provided, however, that by making the representations herein and subject to Section 2.2(e) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

      (d) Rule 144. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

      (e) General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

      (f)   Opportunities for Additional Information. The Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser, and the Purchaser desires to invest in the Company.

      (g) No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

      (h) Accredited Investor. The Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

ARTICLE III

Covenants

      The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its respective permitted assignees.

      Section 3.1   Securities Compliance. The Company shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser, or its respective subsequent holders.

      Section 3.2   Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated there under) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will promptly file the "Listing Application" for, or in connection with, the issuance and delivery of the Securities.

      Section 3.3   Inspection Rights. In the event the Registration Statement (as defined in the Registration Rights Agreement) is not effective or has been suspended, and subject to the Purchaser signing a mutually agreeable Non-Disclosure Agreement and agreeing not to sell (and not to permit any Person over which it has direct control to sell) any of its securities if it obtains material non-public information, the Company shall, subject to Section 3.9, permit, during normal business hours and upon reasonable request and reasonable notice, the  Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall be obligated hereunder to purchase the Note or shall beneficially own the Note, or shall own Securities which, in the aggregate, represent (or would be convertible into or exchangeable for securities which represent) more than two percent (2%) of the total combined voting power of all voting securities then outstanding, to examine (but not to make copies of) the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

      Section 3.4   Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

      Section 3.5   Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      Section 3.6   Reporting Requirements. The Company, only to the extent not included in a Commission Document publicly filed and available for public access, shall furnish two (2) copies of the following to the Purchaser in a timely manner so long as the Purchaser shall be obligated hereunder to purchase the Note or shall beneficially own the Note, or shall own Securities which, in the aggregate, represent (or are convertible into or exchangeable for securities which represent) more than one percent (1%) of the total combined voting power of all voting securities then outstanding:

      (a) Whether or not then required to file the same with the Commission, all of the information required for Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available;

      (b) Whether or not then required to file the same with the Commission, all of the information required for Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available; and

      (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

      Section 3.7   Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document.

      Section 3.8  Reservations of Shares. So long as the Note and Warrants outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion or exercise of the Note and the Warrants.

      Section 3.9  Disclosures of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the fifth Business Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, form of the Note and the Warrants, the Registration Rights Agreement and the schedules hereto and thereto in the form required by the Exchange Act and to which Current Report the Purchaser shall reasonably approve (including all attachments, the "8-K Filing"). For purposes of this Agreement, a "Business Day" means any day except Saturday, Sunday and any day, which is a legal holiday, or a day on which banking institutions in the State of Utah generally are authorized or required by law or other government actions to close. As of the time of the filing of the 8-K Filing with the Commission, the Purchaser shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Company without the express written consent of the Purchaser. Subject to the foregoing, neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, the Purchaser shall be notified by the Company (although the consent of the Purchaser shall not be required) in connection with any such press release or other public disclosure prior to its release).

      Section 3.10   Delivery of Securities. At Closing or as soon thereafter as reasonably possible (but in any event no later than three Business Days immediately following the Closing Date), the Company shall deliver to the Purchaser the original Note and Warrants acquired by the Purchaser at the Closing.

      Section 3.11   Subsequent Financings.

      (a)   Until the first anniversary of the Closing Date, the Company hereby grants to the Purchaser, if the Purchaser (A) owns the Note, Conversion Shares or Warrant Shares immediately prior to the issuance of the "New Securities" (as defined in Section 3.12(b), and (B) was not an officer or director of the Company as of the Closing Date (any such Purchaser, for such purpose, an "Eligible Purchaser"), a right (the "Preemptive Right") to purchase all or any part of such Eligible Purchaser's pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue. The pro rata share for each Eligible Purchaser, for purposes of the Preemptive Right, is the ratio of (x) the number of shares of Common Stock then held or deemed to be held by such Eligible Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of the Note and the full exercise of the Warrants, to (y) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of the New Securities (after giving effect to the full conversion of the Notes and the full exercise of the Warrants).

      (b)   For purposes of this Section 3.11, "New Securities" shall mean any Common Stock, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock; provided, however, that "New Securities" does not include the following:

            (i) shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities or the Note, Warrants or New Securities issued in accordance with this Agreement (including the Conversion Shares, the Warrant Shares and the PIK Interest Shares);

            (ii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Compensation Committee of the Board of Directors;

            (iii) shares of Common Stock issued in connection with any pro rata stock split or stock dividend in respect of any series or class of capital stock of the Company or recapitalization by the Company;

            (iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement or pursuant to joint ventures, partnerships, licensing agreements or other similar arrangements, as approved by the Board of Directors;

            (v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors;

            (vi) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

            (vii) shares of capital stock issued in a public securities offering pursuant to a registration statement filed under the Securities Act or in a private offering pursuant to Rule 144A promulgated under the Securities Act;

            (viii) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company or to its employees, officers or directors, approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer, supplier, employee, officer or director;

            (ix) shares of capital stock, or warrants to purchase capital stock, issued to any Person that provides services to the Company as compensation therefore pursuant to an agreement approved by the Board of Directors;

            (x) shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where purchase of such securities by any Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; provided, however, that this clause (x) shall apply only to the Purchaser or Purchasers who would cause any such failure, and not to any of the other Purchasers; and

            (xi) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i)(x) above.

In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Eligible Purchaser written notice (the "Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same.  Each Eligible Purchaser shall have twenty (20) Business Days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Preemptive Right are not purchased by the Eligible Purchaser within the twenty (20) Business Day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying again with the procedures set forth in this Section 3.12.

      Section 3.12   Beneficial Ownership Restrictions.

      (a) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Note and the Warrants), at no time may the Purchaser convert or exercise a Security if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by the Purchaser at such time, would result in the Purchaser beneficially owning (as determined in accordance with Section 12(d) of the Exchange Act, and the rules there under) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Purchaser providing the Company with sixty-one (61) days notice (the "Waiver Notice") that such Purchaser would like to waive this Section 3.12(a) with regard to any or all shares of Common Stock issuable upon conversion or exercise of any Security, this Section 3.12(a) shall be of no force or effect with regard to those Securities referenced in the Waiver Notice; provided, further, that any Purchaser may waive this Section 3.12(a) by so indicating on the signature page to this Agreement, any such waiver to be effective on and as of the date of this Agreement.

Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Note and the Warrants), at no time may Purchaser convert or exercise a Security if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by Purchaser at such time, would result in Purchaser beneficially owning (as determined in accordance with Section 12(d) of the Exchange Act, and the rules there under) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon Purchaser providing the Company with a Waiver Notice that Purchaser would like to waive this Section 3.12 (b) with regard to any or all shares of Common Stock issuable upon conversion or exercise of a Security, this Section 3.12. (b) Shall be no force or effect with regard to those Securities referenced in the Waiver Notice.

Section 3.13  S-3 Eligibility.  The Company shall use its commercially reasonable best efforts to become eligible (and then upon becoming eligible, to remain eligible) to use a Form S-3 registration statement.

ARTICLE IV

Conditions

      Section 4.1   Conditions Precedent to the Obligation of the Company to Close and to Sell the Note and Warrants.   The obligation hereunder of the Company to close and issue and sell the Note and the Warrants to the Purchaser on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

      (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

      (b) Performance by Purchaser.   Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

      (c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      (d) Delivery of Purchase Price. The Purchase Price for the Note and the Warrants shall have been delivered to the Company at the Closing.

      (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchaser is a party shall have been duly executed and delivered by the Purchaser to the Company.

      Section 4.2   Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Note and the Warrants.  The obligation hereunder of the Purchaser to purchase the Note and the Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion.

      (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

      (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

      (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared by the United States nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Note and the Warrants.

      (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

      (f) Note and Warrants.  The Company shall have delivered to the Purchaser the originally executed Note and Warrants being acquired by the Purchaser in accordance with Section 3.10.

      (g) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note and the exercise of the Warrants, a number of shares of Common Stock equal to (A) the number of Conversion Shares issuable upon conversion of the Note, assuming the Note was issued on the Closing Date (after giving effect to the Note to be issued on the Closing Date and assuming the Note was fully convertible on such date regardless of any limitation on the timing or amount of such conversion), plus (B) the number of Warrant Shares issuable upon exercise of the Warrants, assuming the Warrants were issued on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

      (h)  Registration Rights Agreement. As of the Closing Date, the Company shall have entered into the Registration Rights Agreement in the Form of Exhibit D attached hereto.

Material Adverse Effect. No Material Adverse Effect shall have occurred.

ARTICLE V

Transfer Restrictions and Legends

      Section 5.1   (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of Purchaser or in connection with a pledge permitted by Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement and the Registration Rights Agreement.

      (b) The Purchaser agrees to the imprinting, so long as is required by this Section 5.1(b), of a legend on any of the Securities in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.

      (c) Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 5.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effectiveness Date (as defined in the Registration Rights Agreement) if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note or Warrant is converted or exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following the Effectiveness Date or at such time as such legend is no longer required under this Section 5.1(c), it will, no later than three (3) Business Days following the delivery by Purchaser to the Company or the Company's transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5.1.

      (d) Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption there from.

ARTICLE VI

Termination

      Section 6.1   Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchaser.

      Section 6.2   Effect of Termination.  In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party.  If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company or Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Indemnification

      Section 7.1   General Indemnity. The Company agrees to indemnify and hold harmless Purchaser (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by Purchaser or any such Person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Purchaser agrees to indemnify and hold harmless the Company (and its directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company or any such Person as result of any inaccuracy in or breach of the representations or warranties made Purchaser in Section 2.2 hereof.

      Section 7.2   Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party, which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent.  Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII

Miscellaneous

      Section 8.1   Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

 Section 8.2   Specific Enforcement; Consent to Jurisdiction.  The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

      Section 8.3   Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

      Section 8.4   Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company: Broadcast International, Inc.

                               7050 Union Park Avenue, Suite 600

                               Salt Lake City, Utah  84047

                               Attention:  Rodney M. Tiede, President & CEO

                               Telecopier:  (801) 562-1773

with copies (which copies shall not constitute notice to the Company) to:

       Broadcast International, Inc.

                               7050 Union Park Avenue, Suite 600

                               Salt Lake City, Utah  84047

                               Attention: Reed Benson, Esq.

                               Telecopier: (801) 562-1773

If to any Purchaser:  Leon Frenkel,

          401 City Avenue, Suite 802

          Bala Cynwyd, PA  19004

          Telecopier:  (610) 668-1919

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

       Section 8.5   Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

       Section 8.6   Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

       Section 8.7   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, the Purchaser, in compliance with all applicable securities laws, may assign the Note and the Warrants and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company, and any such assignee shall be deemed to be a "Purchaser" under this Agreement.

       Section 8.8   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified parties, as contemplated by Article VII).

       Section 8.9   Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

       Section 8.10   Survival. The representations and warranties of the Company and the Purchaser contained in Sections 2.1(o) and 2.1(s) shall survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and the Closing until the date two (2) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

       Section 8.11   Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

       Section 8.12   Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchaser without the consent of the Purchaser in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

       Section 8.13   Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

      Section 8.14   Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

 BROADCAST INTERNATIONAL, INC.

By:        /s/ Rodney M. Tiede

Name:    Rodney M. Tiede

Title:      President & CEO

LEON FRENKEL

 /s/    Leon Frenkel

 Name: Leon Frenkel